Exhibit (b)

BY-LAWS

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OF

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H&Q HEALTHCARE INVESTORS

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Revised through June 8, 2023

ARTICLE I

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Definitions

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The terms "Commission," "Custodian," "Declaration," "Distributor," "Investment Adviser," "Majority Shareholder Vote," "1940 Act," "Shareholder," "Shares," "Transfer Agent," "Trust," "Trust Property" and "Trustees" have the respective meanings given them in the Declaration of Trust of H&Q Healthcare Fund dated October 31, 1986 as amended from time to time.

ARTICLE II

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Offices

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Section 1. Principal Office. Until changed by the Trustees, the principal office of the Trust in The Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.

Section 2. Other Offices. The Trust may have offices in such other places within or without the Commonwealth as the Trustees may from time to time determine.

ARTICLE III

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Shareholders

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Section 1. Meetings. An annual meeting of the Shareholders shall be held at such place (including by remote communication, as applicable) within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. The initial annual meeting of Shareholders shall take place within 15 months of such time as a registration statement under the Securities Act of 1933 covering the first public offering of securities of the Trust shall have become effective. Special meetings of the Shareholders may be called at any time by a majority of the Trustees. Special meetings of Shareholders shall be called by the Trustees upon receipt by the Secretary at the Trust’s principal office of (1) a written request of Shareholders holding in the aggregate Shares representing not less than a majority of all votes entitled to be cast at such meeting, specifying a proper purpose or purposes for which such meeting is to be called as determined pursuant to the Declaration and these By-Laws and providing all information required pursuant to Section 2(b) of this Article III and (2) payment of the reasonably estimated cost of preparing and mailing notice of such meeting, which the President or Secretary shall determine and specify to such Shareholders. Any such meeting shall be held within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. The holders of a majority of outstanding Shares present in person or by proxy shall constitute a quorum at any meeting of the Shareholders. Except as otherwise specifically provided in the Declaration or these By-Laws or as required by provisions of the 1940 Act, all matters shall be decided by a vote of the majority of all votes validly cast at a meeting at which a quorum is present.

Section 2. Notice of Meetings.

(a) Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place (including that the meeting will be held by remote communication, as applicable) and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his address as recorded on the register of the Trust, mailed not less than ten (10) days and not more than sixty (60) days before the meeting. For any matter to be properly before any annual or special meeting, the matter must be (1) specified in the notice of the meeting given by or at the direction of the Trustees, (2) otherwise brought before the meeting by or at the direction of the Trustees, or (3) a proper matter for action by the Shareholders as determined pursuant to the Declaration and these By-Laws and brought before the meeting by a Shareholder in the manner specified in Section 2(b) of this Article III. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

(b) Requirements for Matters to Be Considered.

(i) In addition to any other requirements under applicable law and the Declaration and these By-Laws, any proposal to elect any person nominated by Shareholders for election as Trustee at an annual meeting or a special meeting called by the Trustees for the purpose of electing a Trustee or Trustees and any other proposals by Shareholders to be presented at an annual meeting or a special meeting may only be brought before the meeting if timely written notice (the "Shareholder Notice") is provided to the Secretary. For an annual meeting, unless a greater or lesser period is required under applicable law, to be timely, the Shareholder Notice must be received at the principal office of the Trust not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary date (“Anniversary Date”) of the date of the Trust's annual meeting in the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the Anniversary Date and ends thirty (30) days after such Anniversary Date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such Shareholder Notice must be given in the manner provided herein by the later of the close of business on (1) the date ninety (90) days prior to such Other Annual Meeting Date or (2) the tenth (10th) business day following the date such Other Annual Meeting Date is first publicly announced or disclosed. For a special meeting called by the Trustees, unless a greater or lesser period is required under applicable law, to be timely, the Shareholder Notice must be received at the principal office of the Trust not later than the close of business on the tenth (10th) business day following the date of such special meeting is publicly announced.

Any Shareholder submitting a nomination of a person for election as a Trustee at an annual meeting or special meeting called by the Trustees for election of Trustees shall deliver as part of the Shareholder Notice: (1) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address and nationality of such nominee; (B) the class or series and number of all Shares of the Trust owned of record or beneficially by such nominee, as reported to such Shareholder by such nominee; (C) all other information regarding such nominee that would be required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Section 14 of the Exchange Act (or any successor provision thereto) and the rules and regulations promulgated thereunder; and (D) whether such Shareholder believes the nominee is or will be an "interested person" of the Trust (as defined in the 1940 Act) and, if not an "interested person," information regarding such nominee that will be sufficient for the Trustees to make such determination; and (2) the written, signed and notarized statement of such nominee giving consent to be named as a nominee in any proxy statement relating to such election and confirming such nominee’s intention to serve as a Trustee, if elected. In addition to the information expressly required to be in the Shareholder Notice, the Trustees may require any proposed nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such nominee to serve as a Trustee.

Without limiting the foregoing, any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before a meeting (including a nomination of a person for election as Trustee) shall deliver, as part of such Shareholder Notice: (1) a reasonably particular description of the matter proposed and the exact text of the proposal; (2) a brief written statement of the reasons why the proposal is in the best interests of Shareholders; (3) such Shareholder's name and address as they appear on the Trust's books and the Shareholder’s telephone number; (4) all other information regarding such Shareholder that would be required to be disclosed in solicitations of proxies with respect to such matter, or is otherwise required, pursuant to Section 14 of the Exchange Act (or any successor provision thereto) and the rules and regulations thereunder; (5) the class or series and number of all Shares of the Trust owned beneficially and of record by such Shareholder; (6) an explicit description of each Derivative Instrument, as defined in Section 2(b)(v), into which the Shareholder or any affiliate has entered or is a party or beneficiary, each transaction or arrangement into which the Shareholder or any affiliate has entered or is a party or beneficiary with the effect or intent of mitigating or otherwise managing benefit, loss or risk of Share price changes or increasing or decreasing the Shareholder’s or such affiliate’s voting power in Shares and, if applicable, the number of Shares of the Trust to which such Derivative Instrument, transaction or arrangement relates; (7) if the Shareholder is an investment entity, an explicit description of the Shareholder’s investment strategy or objective and a copy of the Shareholder’s most recent related disclosure document(s) provided to investors; (8) any material interest of such Shareholder in the matter proposed (other than as a Shareholder); (9) a representation that the Shareholder intends to appear in person or by proxy at the meeting to act on the matter proposed; (10) if the proposal involves a nominee for election as Trustee, a description of all arrangements or understandings between the Shareholder and such nominee and any other person or persons (including their names) pursuant to which the nomination is to be made by the Shareholder; and (11) in the case of a Shareholder (a "Beneficial Owner") that holds Shares entitled to vote at the meeting through a nominee or "street name" holder of record, evidence establishing such Beneficial Owner's indirect ownership of, and entitlement to vote, Shares at the meeting. In addition to the information expressly required to be in the Shareholder Notice, the Shareholder shall also provide such other information as the Trustees may reasonably request in order to assess whether the matter is a proper matter for Shareholders’ consideration and determine a position with respect to such proposal. As used in this Section 2(b), Shares "beneficially owned" shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act (or any successor provisions thereto).

(ii) For purposes of this Section 2(b), a matter shall be deemed to have been "publicly announced" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the U.S. Securities and Exchange Commission or in a Web site accessible to the public maintained by the Trust or by its Investment Adviser.

(iii) In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this Section 2(b).

(iv) The person presiding at any annual or special meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 2(b) and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

(v) “Derivative Instrument” shall mean any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to Shares of the Trust or with a value derived in whole or in part from the value of Shares of the Trust, whether or not such instrument or right shall be subject to settlement in Shares of the Trust or otherwise.

(vi)The requirements set forth in this Section 2(b) relating to Shareholder nominations of candidates for election as Trustees and other Shareholder proposals do not apply to Shareholder proposals submitted in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 (“Exchange Act”) (or any successor provision thereto).

Section 3. Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than sixty (60) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes.

Section 4. Postponement, Adjournment and Change of Place of Meetings. Prior to the date upon which any meeting of Shareholders is to be held, the Trustees may, in their sole discretion, which may be delegated to the officers of the Trust, postpone or change the place of such meeting (including by specifying that the meeting will be held by remote communication) one or more times for any reason by giving, within a reasonable period of time prior to such meeting, notice to each Shareholder entitled to vote at such meeting of the place (including that the meeting will be held by remote communication), date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with Section 2 of this Article. Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned by the chairman of the meeting or a vote of the Shareholders in accordance with the provisions of these By-laws. No notice of adjournment of a meeting to another time or place need be given to Shareholders. Any adjourned meeting may be held at such time and place (including by remote communication, as applicable) as determined by the Trustees or by the chairman of the meeting or the officers of the Trust or other authorized persons pursuant to delegated authority from the Trustees in the sole discretion of such Trustees, chairman, officers or authorized persons and announced at the meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the Trustees shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the chairman of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

Section 5. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect to such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

Section 6. Meetings By Remote Communication. The Trustees may, in their sole discretion, determine that a meeting of Shareholders may be held solely by means of remote communication. If authorized by the Trustees, in their sole discretion, and subject to such guidelines and procedures as the Trustees may adopt, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communication: (a) participate in a meeting of Shareholders; and (b) be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Trust shall implement such measures as the Trustees deem to be reasonable (A) to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder; and (B) to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders; and (ii) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Trust.

Section 7. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

Section 8 Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE IV

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Trustees

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Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, or by anyone of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, or cabled to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of telephonic, video or similar means of communication through which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation through telephonic, video or similar means of communication shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

Section 3. Chairman of the Board. The Trustees may elect or appoint from their own number a Chairman of the Board. The Chairman of the Board, if one be appointed or elected, shall preside at all meetings of the Board of Trustees and shall be ex officio a member of all committees of the Board of Trustees. He or she shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Trustees.

Section 4. Trustee Qualifications.

(a)	To qualify as a nominee for election as a Trustee, an individual, at the time of nomination,

(i)	shall have substantial expertise, experience or relationships relevant to the business of the Trust;

(ii)	shall have a college degree or equivalent business experience;

(iii)	shall not serve as (A) a director, trustee, officer, partner or employee of another investment company (as defined in the 1940 Act) that focuses its investments in the healthcare and/or life sciences industries, unless such investment company is managed by the Trust’s investment adviser or an affiliate thereof, or (B) as a director, officer, partner or employee of the investment adviser, sponsor or equivalent of such an investment company with supervisory responsibility for the day-to-day operations of such investment company or investment decisions made with respect to such investment company; and

(iv)	shall be at least one of the following:

(A)	a present or former director, trustee, member of the supervisory board or senior executive officer of at least one company having substantial operations or investments in the healthcare and/or life sciences industries;

(B)	an individual who has served at least five years as (I) a director, trustee or senior executive officer (or in a capacity comparable to any such position) of an investment company (as defined in 1940 Act), the assets of which during that period have been invested primarily in securities of healthcare and/or life sciences companies, (II) a director, senior executive officer or senior investment officer (or in a capacity comparable to any such position) of an investment adviser having: (a) discretionary management authority over a substantial amount of assets of other persons (including the Trust) invested in securities of healthcare and/or life sciences companies; or (b) (together with its affiliates) discretionary management authority over a sufficient amount of assets to cause it to rank (during the time of the individual’s service) among the ten largest asset managers in the world based on discretionary assets under management (as published by a leading publication covering the financial services industry) or (III) a director, senior executive officer or senior investment officer (or in a capacity comparable to any such position) of an investment adviser having discretionary management authority over a substantial amount of assets of other persons (including the Trust) invested in restricted equity or equity-linked securities similar in nature to the types of restricted equity or equity-linked securities in which the Trust may invest;

(C)	an individual who has served at least five years as a partner of a U.S. registered public accounting firm that (during the time of the individual’s service) had at least 100 professionals and was registered with the Public Company Accounting Oversight Board (“PCAOB”);

(D)	an individual who has: (I) served at least five years as a partner of a major U.S. law firm that (during the time of the individual’s service) had at least 750 lawyers, (II) specialized in representing investment companies registered under the Investment Company Act of 1940, as amended, and (III) served as legal counsel to one or more such investment companies the assets of which during such representation were invested primarily in securities of healthcare and/or life sciences companies; or

(E)	an individual who has served at least five years as a senior consultant or adviser (including as a business consultant, economic, policy, scientific or medical adviser), or accountant to (I) at least one company having substantial operations in the healthcare and/or life sciences industries, (II) at least one academic, medical, governmental, international or other non-profit organization of which a principal focus is healthcare and/or life sciences, (III) an investment company (as defined in the 1940 Act) , the assets of which during that period have been invested primarily in securities of healthcare and/or life sciences companies, or (IV) a venture capital or private equity firm investing in restricted equity or equity-linked securities similar in nature to the types of restricted equity or equity-linked securities in which the Trust may invest.

(b)	The Trustees, in their sole discretion, shall determine whether an individual satisfies the foregoing qualifications. Any individual who does not satisfy the qualifications set forth under the foregoing provisions of this section shall not be eligible for nomination or election as a Trustee.

(c)	In addition, no person shall be qualified to be a Trustee unless the Trustees, in consultation with counsel to the Trust, have determined that such person, if elected as a Trustee, would not cause the Trust to be in violation of, or not in compliance with, applicable law, regulation or regulatory interpretation, or the Declaration (as amended and supplemented from time to time), or any general policy adopted by the Trustees regarding either retirement age or the percentage of "interested persons" (as defined in the 1940 Act) and other persons that may serve as Trustees, or would cause the Trust’s registered independent accounting firm to cease to be independent under relevant laws or regulations or PCAOB guidance.

ARTICLE V

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Committees and Advisory Board

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Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) Trustees to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration or these By-laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time (including an Audit Committee), the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees.

Section 2. Meeting, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any Committees, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of telephonic, video, or similar means of communication.

The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

Section 3. Advisory Board. The Trustees may appoint an Advisory Board to consist in the first instance of not less than three (3) members. Members of such Advisory Board shall not be Trustees or officers and need not be Shareholders. Members of this Board shall hold office for such period as the Trustees may by resolution provide. Any member of such Board may resign therefrom by a written instrument signed by him which shall take effect upon delivery to the Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, said Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may by resolution provide.

ARTICLE VI

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Officers

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Section 1. General Provisions. The Officers of the Trust shall be a President, a Treasurer, a Secretary and a Chief Compliance Officer, all of whom shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration or these By-laws all officers of the Trust shall hold office at the pleasure of the Trustees. The Secretary and Treasurer may be the same person. A Vice President and the Treasurer or a Vice President and the Secretary may be the same person, but the offices of Vice President, Secretary and Treasurer shall not be held by the same person. The President shall hold no other office; provided, however, that the President may hold any other office until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust, shall have become effective. Except as above provided, any two offices may be held by the same person. Any officer may be but none need be a Trustee or Shareholder.

Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause by a vote of a majority of the Trustees. Any officer or agent appointed by any officer or committee may be removed with or without cause by such appointing officer or committee.

Section 4. Powers and Duties of the President. The President may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders. The President shall be the principal executive officer of the Trust, and subject to the control of the Trustees and any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the affairs of the Trust. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

Section 5. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees or the President.

Section 6. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ pursuant to Article X of these By-laws. He shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 7. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of all meetings of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law; and subject to these By-laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

Section 8. Powers and Duties of Assistant Treasurer. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 9. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Trustees.

Section 10. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee. Notwithstanding the foregoing, the compensation of the Chief Compliance Officer shall be fixed from time to time solely by the Trustees.

Section 11. Powers and Duties of the Chief Compliance Officer. The Chief Compliance Officer shall be responsible for developing a compliance program that is reasonably designed to prevent violations of applicable securities law and all other relevant laws. The Chief Compliance Officer shall be responsible for the management, administration and enforcement of such compliance program. The Chief Compliance Officer shall have the duties and powers assigned to such officer pursuant to Rule 38a-1 under the Investment Company Act of 1940, as amended, or pursuant to any other rule or regulation adopted by the Securities and Exchange Commission that assigns duties or powers to the Chief Compliance Officer.

ARTICLE VII

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Fiscal Year

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The fiscal year of the Trust shall begin on the first day of October 1 in each year and shall end on the last day of September 30, in each year, provided, however, that the Trustees may from time to time change the fiscal year.

ARTICLE VIII

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Seal

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The Trustees shall adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

ARTICLE IX

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Waivers of Notice

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Whenever any notice whatever is required to be given by law, the Declaration or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed or cabled for the purpose of these By-laws when it has been delivered to a representative of any telegraph or cable company with instruction that it be telegraphed or cabled.

ARTICLE X

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Custodian

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Section 1. Appointment and Duties. The Trustees shall at all times employ a bank or trust company having a capital, surplus and undivided profits of at least five million dollars ($5,000,000) as Custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Declaration, these By-laws and the 1940 Act:

(1) to hold the securities owned by the Trust and deliver the same upon written order;

(2) to receive and receipt for any monies due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

(3) to disburse such funds upon orders or vouchers;

(4) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(5) if authorized to do so by the Trustees, to compute the net income of the Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and the Custodian. If so directed by a Majority Shareholder Vote, the Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

The Trustees may also authorize the Custodian to employ one or more sub-Custodians from time to time to perform such of the acts and services of the Custodian and upon such terms and conditions, as may be agreed upon between the Custodian and such sub-Custodian and approved by the Trustees, provided that in every case such sub- Custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least five million dollars ($5,000,000).

Section 2. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its Custodian.

Section 3. Acceptance of Receipts in Lieu of Certificates. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to accept written receipts or other written evidence indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

Section 4. Provisions of Custodian Contract. The following provisions shall apply to the employment of a Custodian pursuant to this Article X and to any contract entered into with the Custodian so employed:

(a) The Trustees shall cause to be delivered to the Custodian all securities owned by the Trust or to which it may become entitled, and shall order the same to be delivered by the Custodian only upon completion of a sale, exchange, transfer, pledge, loan of portfolio securities to another person or other disposition thereof, and upon receipt by the Custodian of the consideration therefor or a certificate of deposit or a receipt of an issuer or of its Transfer Agent, all as the Trustees may generally or from time to time require or approve, or to a successor Custodian; and the Trustees shall cause all funds owned by the Trust or to which it may become entitled to be paid to the Custodian, and shall order the same disbursed only for investment against delivery of the securities acquired, or the return of cash held as collateral for loans of portfolio securities, or in payment of expenses, including management compensation, and liabilities of the Trust, including distributions to Shareholders, or to a successor Custodian; provided, however, that nothing herein shall prevent delivery of securities for examination to the broker selling the same in accord with the "street delivery" custom whereby such securities are delivered to such broker in exchange for a delivery receipt exchanged on the same day for an uncertified check of such broker to be presented on the same day for certification. Notwithstanding anything to the contrary in these By-laws, upon receipt of proper instructions, which may be standing instructions, the Custodian may delivery funds in the following cases. In connection with repurchase agreements, the Custodian may transmit, prior to receipt on behalf of the Fund of any securities or other property, funds from the Fund's custodian account to a special custodian approved by the Trustees of the Fund, which funds shall be used to pay for securities to be purchased by the Fund subject to the Fund's obligation to sell and the seller's obligation to repurchase such securities. In such case, the securities shall be held in the custody of the special custodian. In connection with the Trust's purchase or sale of financial futures contracts, the Custodian shall transmit, prior to receipt on behalf of the Fund of any securities or other property, funds from the Trust's custodian account in order to furnish to any maintain funds with brokers as margin to guarantee the performance of the Trust's futures obligations in accordance with the applicable requirements of commodities exchanges and brokers.

(b) In case of the resignation, removal or inability to serve of any such Custodian, the Trust shall promptly appoint another bank or trust company meeting the requirements of this Article X as successor Custodian. The agreement with the Custodian shall provide that the retiring Custodian shall, upon receipt of notice of such appointment, deliver the funds and property of the Trust in its possession to and only to such successor, and that pending appointment of a successor Custodian, or a vote of the Shareholders to function without a Custodian, the Custodian shall not deliver funds and property of the Trust to the Trust, but may delivery them to a bank or trust company of its own selection, having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least five million dollars ($5,000,000), as the property of the Trust to be held under terms similar to those on which they were held by the retiring Custodian.

ARTICLE XI

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Sale of Shares of the Trust

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The Trustees may from time to time issue and sell or cause to be issued and sold Shares for cash or other property, which shall in every case be paid or delivered to the Custodian as agent of the Trust before the delivery of any certificate for such shares. The Shares, including additional Shares which may have been purchased by the Trust (herein sometimes referred to as "treasury shares"), may not be sold at less than the net asset value thereof determined by or on behalf of the Trustees as of a time within forty-eight (48) hours, excluding Sundays and holidays, next preceding the time of such determination, except (1) in connection with an offering to the holders of Shares; (2) with the consent of a majority of the holders of Shares; (3) upon conversion of a convertible security in accordance with its terms; (4) upon the exercise of any warrant issued in accordance with the provisions of Section 18(d) of the 1940 Act; or (5) under such other circumstances as the Commission may permit by rules and regulations or orders for the protection of investors.

No Shares need be offered to existing Shareholders before being offered to others. No Shares shall be sold by the Trust (although Shares previously contracted to be sold may be issued upon payment therefor) during any period when the determination of net asset value is suspended by declaration of the Trustees. In connection with the acquisition by merger or otherwise of all or substantially all the assets of an investment company (whether a regulated or private investment company or a personal holding company), the Trustees may issue or cause to be issued Shares and accept in payment therefor such assets at not more than market value in lieu of cash, notwithstanding that the federal income tax basis to the Trust of any assets so acquired may be less than the market value, provided that such assets are of the character in which the Trustees are permitted to invest the funds of the Trust.

ARTICLE XII

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Dividends and Distributions

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Section 1. Distributions to Shareholders. The Trustees shall from time to time distribute ratably among the Shareholders such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper. Such distributions may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders additional Shares issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The decision of the Trustees as to what, in accordance with generally accepted accounting principles, is net profits, surplus, capital or assets shall be final, and except as specifically provided herein the decision of the Trustees as to what expenses and charges of the Trust shall be charged against assets and what against income shall be final, all subject to any applicable provisions of the 1940 Act and rules, regulations and orders of the Commission promulgated thereunder.

Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give to the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

Section 2. Dividend Reinvestment Plans. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

Section 3. Stock Dividends. Anything in these By-laws to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders a "stock dividend" out of either authorized but unissued Shares or treasury shares of the Trust or both.

ARTICLE XIII

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Amendments

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These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted (a) by Majority Shareholder Vote, or (b) by the Trustees, provided, however, that no By-law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-laws, a vote of the Shareholders or if such amendment, adoption or repeal changes or affects the provisions of Sections 1 and 4 of Article X or the provisions of this Article XIII.

ARTICLE XIV

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Miscellaneous

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Section 1. Transfer of Shares. The Trust shall not impose any restrictions upon the transfer of the Shares of the Trust except as provided in the Declaration, but this requirement shall not prevent the charging of customary transfer agent fees.

Section 2. Conflicts of Interest. The Trust shall not permit any officer or Trustee of the Trust, or any partner, officer or director of the Investment Adviser or underwriters of the Trust to deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or partners, officers or directors of the Investment Adviser or underwriter of the Trust from buying, holding or selling shares in the Trust, or from being partners, officers or directors or otherwise financially interested in the Investment Adviser or underwriter of the Trust; (b) purchases or sales of securities or other property by the Trust from or to an affiliated person or to the Investment Adviser or underwriters of the Trust if such transaction is exempt from the applicable provisions of the 1940 Act; (c) purchases of investments for the portfolio of the Trust or sales of investments owned by the Trust through a security dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser or underwriter of the Trust, if such transactions are handled in the capacity of broker only and commissions charged do not exceed customary brokerage charges for such services; (d) employment of legal counsel, registrar, Transfer Agent, dividend disbursing agent or Custodian who is, or has a partner, shareholder, officer, or director who is, an officer or Trustee of the Trust, or a partner, officer of director of the Investment Adviser or underwriter of the Trust, if only customary fees are charged for services to the Trust; (e) sharing statistical research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser or underwriter of the Trust, is an officer or director or otherwise financially interested.

Section 3. Exclusive Jurisdiction. Each Trustee, each officer and each person legally or beneficially owning a Share or an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, (i) irrevocably agrees that except for any claims, suits, actions or proceedings arising under the Securities Act of 1933, any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Declaration or these By-laws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration or these By-laws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) the laws of the Commonwealth of Massachusetts pertaining to trusts, or (E) any other instrument, document, agreement or certificate contemplated by the Declaration or these By-laws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) found in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Business Litigation Section of the Superior Court of the Commonwealth of Massachusetts or, if such court does not have subject matter jurisdiction thereof, any other court in the Commonwealth of Massachusetts with subject matter jurisdiction, (ii) irrevocably agrees that any claims, suits, actions or proceedings arising under the Securities Act of 1933 shall be exclusively brought in the federal district courts of the United States of America, (iii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iv) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. Notwithstanding anything to the contrary in this Section, the Trust may, at its sole discretion, select and/or consent to an alternative forum for any claims, suits, actions or proceedings relating in any way to the Trust.

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